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                                                                      EXHIBIT 23



                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements of Leggett & Platt, Incorporated, listed below, of our report dated February 2, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

1. Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-15441, filed August 29, 1989.
2.   Form S-8, Registration No. 33-44224, filed November 27, 1991.
3.   Form S-8, Registration No. 33-45334, filed January 27, 1992.
4.   Form S-8, Registration No. 33-45335, filed January 27, 1992.
5.   Form S-8, Registration No. 33-45336, filed January 27, 1992.
6. Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-45334, filed June 26, 1992.
7.   Form S-8, Registration No. 33-67910, filed August 26, 1993.
8.   Form S-8, Registration No. 33-54339, filed June 28, 1994.
9.   Form S-8, Registration No. 33-54431, filed July 1, 1994.
10.  Form S-8, Registration No. 333-69073, filed December 17, 1998.
11.  Form S-3, Registration No. 333-78975, filed May 21, 1999.
12.  Form S-3, Registration No. 333-89841, filed October 28, 1999.
13.  Form S-3, Registration No. 333-90443, filed November 5, 1999.
14. Pre-Effective Amendment No. 1 to Form S-3, Registration No. 333-90443, filed November 5, 1999.
15. Post-Effective Amendment No. 1 to Form S-3, Registration No. 333-90443, filed December 23, 1999.
16. Post-Effective Amendment No. 2 to Form S-3, Registration No. 333-90443, filed February 3, 2000.
17. Post-Effective Amendment No. 3 to Form S-3, Registration No. 333-90443, filed February 9, 2000.


/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
March 28, 2000